UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2020

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38108	82-5134717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NW, Suite 2200, Atlanta GA	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0000001 per share	CMLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, in connection with Cumulus Media Inc. (the “Company”) emerging from its chapter 11 bankruptcy reorganization on June 4, 2018, the Company entered into a warrant agreement (the “Warrant Agreement”) with Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent. Pursuant to the Warrant Agreement, the Company issued (i) Series 1 warrants (the “Series 1 warrants”) to purchase shares of Class A common stock, par value $0.0000001 per share (“Class A common stock”), or the Company’s Class B common stock, par value $0.0000001 per share (“Class B common stock” and, together with the Class A common stock, the “common stock”), on a one-for-one basis, and (ii) Series 2 warrants (the “Series 2 warrants” and, together with the Series 1 warrants, the “warrants”) to purchase shares of Class A common stock or Class B common stock on a one-for-one basis. Pursuant to the terms of the Warrant Agreement, on July 19, 2018, the Company applied for a declaratory ruling from the Federal Communications Commission (“FCC”) to permit an increase in the level of foreign ownership of the Company that was allowed under applicable FCC rules.

On May 29, 2020, the Media Bureau of the FCC issued a Declaratory Ruling (the “Declaratory Ruling”) granting the relief requested in the Company’s petition. The Declaratory Ruling permits up to 100% of the Company’s equity and voting stock to be owned by non-U.S. persons, subject to the condition that the Company obtain specific FCC approval for any non-U.S. individual, entity or group to hold, directly or indirectly, more than 5% (or in the case of certain institutional investors 10%) of the Company’s equity or voting stock, or a controlling interest in the Company.

Pursuant to Section 3.4(a)(i) of the Warrant Agreement, the Company notified its warrant holders of the Declaratory Ruling and commenced the required exchange process pursuant to a notice delivered to each warrant holder (the “Exchange Notice”). The Exchange Notice provided that the Company would effect an automatic exchange of all or a portion of the outstanding warrants into shares of Class A common stock or Class B common stock, and/or Series 1 warrants, all in accordance with the terms of the Warrant Agreement.

The exchange was completed on June 24, 2020. Pursuant to the exchange, the Company issued 1,723,253 shares of Class A common stock, and 686,315 shares of Class B common stock. Shares of the Company’s Class B common stock are not publicly traded, but they are convertible on a share-for-share basis into Class A common stock. Shares of common stock issued pursuant to the Exchange Notice were issued in reliance upon exemptions from registration requirements of the Securities Act of 1933, as amended.

After giving effect to the completion of the exchange, as of June 25, 2020, the Company had 20,287,030 outstanding shares of common stock consisting of: (i) 17,712,430 shares of Class A common stock and (ii) 2,574,600 shares of Class B common stock, and no warrants issued and outstanding. In addition, the Company had 22,154 Series 1 warrants authorized to be issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Francisco J. Lopez-Balboa
	Name:	Francisco J. Lopez-Balboa
	Title:	Executive Vice President, Chief Financial Officer

Date: June 26, 2020